                                                                   EXHIBIT 23.1



               Consent of Independent Certified Public Accountants



To the Board of Directors
Sherwood Brands, Inc. and Subsidiaries


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our reports dated October 7, 1997, except for Note 18, the date of which is December 12, 1997, relating to the consolidated financial statements of Sherwood Brands, Inc. and Subsidiaries, which is contained in that Prospectus, and of our report dated October 7, 1997, except for Note 18, the date of which is December 12, 1997, relating to the Schedule, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                                BDO Seidman, LLP


Washington, D.C.
January 21, 1998

               Report of Independent Certified Public Accountants
                         on Financial Statement Schedule



Sherwood Brands, Inc. and Subsidiaries

         The audits referred to in our report to Sherwood Brands, Inc. and Subsidiaries, dated October 7, 1997, except for Note 18, the date of which is December 12, 1997, which is contained in the Prospectus constituting part of this Registration Statement, included the audit of the financial statement schedule listed in the accompanying index for each of the two years in the period ended July 31, 1997. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based upon our audits.

         In our opinion, such schedule presents fairly, in all material respects, the information set forth therein.





                                                                BDO Seidman, LLP


Washington, D.C.
October 7, 1997, except
for Note 18, the date
of which is December 12, 1997

                                                                     Schedule II


                     Sherwood Brands, Inc. and Subsidiaries

                        Valuation and Qualifying Accounts

                                                              Charged
                                             Balance          to Costs                             Balance at
                                            Beginning           and                                   End
  Description                               of Period         Expenses         Deduction           of Period
  -----------                               ---------         --------         ---------           ---------
Year ended July 31, 1996
  Allowance for doubtful accounts           $ 19,000           $ 33,900        $ (31,000)          $   21,900
  Reserve for slow moving inventory         $      -           $      -        $       -           $        -

Year ended July 31, 1997
  Allowance for doubtful accounts           $ 21,900           $ 72,600        $ (71,100)          $   23,400
  Reserve for slow moving inventory         $      -           $ 18,200        $       -           $   18,200
